American Century World Mutual Funds, Inc.
AMENDMENT NO. 5 TO
AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of April, 2018 (the “Effective Date”), by and between AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Amended and Restated Management Agreement effective as of August 1, 2011, and amended effective July 26, 2013, March 19, 2015, April 10, 2017, and July 31, 2017 (the “Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to amend Schedule A to the Agreement to remove the Emerging Markets Fund and NT Emerging Markets Fund; and

WHEREAS, the Corporation and the Investment Manager are entering into a new Management Agreement regarding the Emerging Markets Fund and the NT Emerging Markets Fund concurrent with the execution hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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American Century World Mutual Funds, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the Effective Date.

American Century Investment Management, Inc.	American Century World Mutual Funds, Inc.
/s/ David H. Reinmiller	/s/ Charles A. Etherington
David H. Reinmiller Vice President	Charles A. Etherington Senior Vice President

American Century World Mutual Funds, Inc.

Schedule A
Fee Schedules

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	I	A	C	R	R6	R5	T	Y
International Growth	First $1 billion	1.500%	1.300%	1.500%	1.500%	1.500%	1.150%	1.300%	n/a	1.150%
Fund	Next $1 billion	1.200%	1.000%	1.200%	1.200%	1.200%	0.850%	1.000%	n/a	0.850%
	Next $2 billion	1.100%	0.900%	1.100%	1.100%	1.100%	0.750%	0.900%	n/a	0.750%
	Over $4 billion	1.050%	0.850%	1.050%	1.050%	1.050%	0.700%	0.850%	n/a	0.700%
International Discovery	First $500 million	1.750%	1.550%	1.750%	1.750%	1.750%	n/a	n/a	n/a	1.400%
Fund	Next $500 million	1.400%	1.200%	1.400%	1.400%	1.400%	n/a	n/a	n/a	1.050%
	Over $1 billion	1.200%	1.000%	1.200%	1.200%	1.200%	n/a	n/a	n/a	0.850%
International	First $250 million	2.000%	1.800%	2.000%	2.000%	2.000%	n/a	n/a	n/a	n/a
Opportunities Fund	Next $250 million	1.800%	1.600%	1.800%	1.800%	1.800%	n/a	n/a	n/a	n/a
	Next $500 million	1.600%	1.400%	1.600%	1.600%	1.600%	n/a	n/a	n/a	n/a
	Over $1 billion	1.400%	1.200%	1.400%	1.400%	1.400%	n/a	n/a	n/a	n/a
Global Growth Fund	First $1 billion	1.300%	1.100%	1.300%	1.300%	1.300%	0.950%	1.100%	n/a	0.950%
	Next $1 billion	1.150%	0.950%	1.150%	1.150%	1.150%	0.800%	0.950%	n/a	0.800%
	Over $2 billion	1.050%	0.850%	1.050%	1.050%	1.050%	0.700%	0.850%	n/a	0.700%
International Value	First $1 billion	1.300%	1.100%	1.300%	1.300%	1.300%	0.950%	n/a	n/a	n/a
Fund	Next $1 billion	1.200%	1.000%	1.200%	1.200%	1.200%	0.850%	n/a	n/a	n/a
	Over $2 billion	1.100%	0.900%	1.100%	1.100%	1.100%	0.750%	n/a	n/a	n/a

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	G
NT International	First $1 billion	n/a	1.150%
Growth Fund	Next $1 billion	n/a	0.850%
	Next $2 billion	n/a	0.750%
	Over $4 billion	n/a	0.700%
NT International Value	First $1 billion	1.300%	0.950%
Fund	Next $1 billion	1.200%	0.850%
	Over $2 billion	1.100%	0.750%

A-1